Exhibit 99.1

Press Release

For Release, 09:10AM ET March 10, 2022

Neonode Reports Year Ended December 31, 2021 Financial Results

STOCKHOLM, SWEDEN, March 10, 2022 — Neonode Inc. (NASDAQ: NEON), today reported financial results for the fiscal year ended December 31, 2021.

FINANCIAL SUMMARY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021:

●	Revenue of $5.8 million, a decrease of 2.5% compared to prior year.

●	Operating expenses of $12.0 million, an increase of 8.0% compared to prior year.

●	Net loss of $6.5 million, or $0.54 per share, compared to $5.6 million, or $0.56 per share, for prior year.

●	Cash used by operations of $7.7 million compared to $5.8 million for prior year.

●	Cash and accounts receivable of $18.7 million as of December 31, 2021 compared to $12.2 million for the prior year-end.

THE CEO’S COMMENTS

“2021 was another challenging year where pandemic-driven lock-downs negatively impacted our financial performance. The impact of these lock-downs was exacerbated by global supply chain constraints affecting several of our customers due to lack of semiconductor and other key components. These unprecedented events resulted in a temporary slowdown in the progress we experienced in the first half of the year where we saw increasing traction with elevator and kiosk customers using our Touch Sensor Modules (“TSMs”) and stable license revenues. During this time of uncertainty, we refined and improved our product lines, increased marketing and business development activities, solidified our cash position and as a result added many new partners and customers. Customers have accelerated the adoption TSM-powered retrofit solutions for contactless touch in self-service kiosks in some large fast-food restaurants, airports and convenience stores, and in elevators, in Asia and Europe. We have also seen increased interest from kiosk and elevator OEMs to develop and start to sell their own contactless touch solutions, for retrofit and new equipment. We expect these activities to continue to increase over the next few years, with Asian customers leading the way,” said Dr. Urban Forssell, Neonode’s CEO.

“We are more confident than ever that we are in the right place at the right time with our contactless touch technology and our TSM products. We and our partners are all experiencing growing demand for intuitive, easy to use and safe contactless touch solutions. We also see a growing wave of interest in our solutions for driver and in-cabin monitoring, gesture sensing and object detection from automotive customers and continue to see opportunities to license our well-proven, high-performance touch technology to customers in the automotive, military and avionics, medical and industrial automation segments. We believe that we are well capitalized to navigate the current headwinds and continue to grow the company and increase shareholder value,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021

Net revenues for fiscal 2021 were $5.8 million, a 2.5% decrease, compared to 2020. For 2021, license revenues were $4.8 million, an increase of 3.7% compared to 2020. License revenues in the first half of 2020 were depressed by the general COVID-19 driven economic slow-down. During the second half of 2020 our license revenues started to recover, and this trend continued during the first half of 2021. For the third quarter of 2021, revenues decreased primarily due to overall global supply-chain constraints and more specifically semiconductor component shortages within the printer and automotive markets combined with renewed pandemic-driven lock-downs in our key markets. For the fourth quarter of 2021, license revenues increased by 59.9% over the third quarter due to a more balanced supply/demand situation in the semiconductor markets, which allowed for increased product shipments by our printer and automotive customers.

Revenues from product sales were $1.0 million, the same as for 2020. In the first half of 2021 we saw an increase in product sales. In the second half of 2021, product sales were negatively impacted when COVID-19 driven lock-downs were implemented in our key markets. Our elevator and kiosks customers in Asia have been first adopters for our contactless touch technology and as expected, most of our initial TSM sales are related to retrofit solutions. New customer equipment launches have much longer product development and production cycles that can take 6 to 18 months, or even longer.

Our total gross margin was 83.6% in 2021 compared to 82.0% in 2020. Gross margin related to products was 3.5% in 2021 compared to 15.6% in 2020. Products gross margin was impacted by one-time adjustments related to AirBar inventory write-downs in 2021 and 2020. In the fourth quarter of 2021, products gross margin was also impacted by costs and lost revenues caused by a quality issue related to our TSM production and TSM stock write-down. Adjusting for these one-time effects and also excluding AirBar revenues and costs, the products gross margin was 38.0% in 2021 compared to 32.4% in 2020. Our operating expenses increased 8.0% in 2021 compared to 2020, primarily due to adding headcount in all departments in 2021 to position the company for future growth.

Net loss attributable to Neonode for fiscal 2021 was $6.5 million, or $0.54 per share, compared to a net loss of $5.6 million, or $0.56 per share, in fiscal 2020. Cash used by operations was $7.7 million fiscal 2021 compared to $5.8 million fiscal 2020. The increase is primarily the result of a higher net loss and increased inventory to secure our future product deliveries.

Cash and accounts receivable totaled $18.7 million and working capital was $19.1 million as of December 31, 2021 compared to $12.2 million and $10.4 million as of December 31, 2020, respectively.

A reconciliation of adjusted gross profit to gross margin for the years ended December 31, 2021 and 2020, is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

For more information, please contact:

Investor Relations

David Brunton

E-mail: david.brunton@neonode.com

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 80 million products and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Non-GAAP Financial Measures

In addition to presenting our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use adjusted gross margin to measure our financial performance. We define adjusted gross margin as gross margin excluding AirBar sales revenues and costs and adjusting for costs and lost revenues caused by a quality issue and one-time write-down of inventory. We believe adjusted gross margin is a meaningful measure because it reflects the performance of our TSM business, which is our current focus. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Our use of adjusted gross margin, a non-GAAP financial measure, has important limitations as an analytical tool because it excludes some, but not all, items that affect the most directly comparable GAAP financial measure. You should not consider adjusted gross margin in isolation or as substitutes for analysis of our results as reported under GAAP. Our definition of non-GAAP adjusted gross margin may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

The following tables presents a reconciliation of adjusted gross margin to gross margin, the most directly comparable GAAP financial measure.

	2021	2020
Revenue Products	$955	$950
Cost of Sales Products	922	802
Gross Profit Products	33	148
Adjustments:
Lost revenues TSM quality issue	90	-
Cost of Sales TSM quality issue	(31)	-
Inventory write-down TSM quality issue	154	-
Revenue AirBar	(43)	(79)
Cost of Sales and write-down AirBar	178	213
Adjusted Gross Profit Products	$381	$282
Gross Margin Products	3.5%	15.6%
Adjusted Gross Margin Products	38.0%	32.4%

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of December 31, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash	$17,383	$10,473
Accounts receivable and unbilled revenues, net	1,293	1,743
Projects in process	-	-
Inventory	2,520	1,273
Prepaid expenses and other current assets	836	1,161
Total current assets	22,032	14,650

Property and equipment, net	376	1,003
Operating lease right-of-use assets	584	919
Total assets	$22,992	$16,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$776	$1,084
Accrued payroll and employee benefits	1,037	1,170
Accrued expenses	371	545
Deferred revenues	106	138
Current portion of finance lease obligations	258	769
Current portion of operating lease obligations	425	504
Total current liabilities	2,973	4,210

Finance lease obligations, net of current portion	65	95
Operating lease obligations, net of current portion	117	377
Total liabilities	3,155	4,682

Commitments and contingencies

Stockholders’ equity:
Common stock, 25,000,000 shares authorized, with par value of $0.001; 13,575,952 and 11,504,665 shares issued and outstanding at December 31, 2021 and 2020, respectively	14	12
Additional paid-in capital	226,880	211,663
Accumulated other comprehensive loss	(408)	(404)
Accumulated deficit	(202,608)	(196,158)
Total Neonode Inc. stockholders’ equity	23,878	15,113
Noncontrolling interests	(4,041)	(3,223)
Total stockholders’ equity	19,837	11,890
Total liabilities and stockholders’ equity	$22,992	$16,572

NEONODE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Years Ended
	December 31, 2021	December 31, 2020
Revenues:
License	$4,787	$4,618
Products	955	950
Non-Recurring Revenue	94	416
Total revenues	5,836	5,984

Cost of revenues:
Products	922	802
Non-Recurring Revenue	33	276
Total cost of revenues	955	1,078

Total gross margin	4,881	4,906

Operating expenses:
Research and development	3,546	4,139
Sales and marketing	2,839	2,534
General and administrative	5,603	4,424

Total operating expenses	11,988	11,097
Operating loss	(7,107)	(6,191)

Other expense:
Interest expense	(15)	(27)
Other expense	-	(5)
Total other expense	(15)	(32)

Loss before provision for income taxes	(7,122)	(6,223)

Provision for income taxes	146	59
Net loss including noncontrolling interests	(7,268)	(6,282)
Less: net loss attributable to noncontrolling interests	818	677
Net loss attributable to Neonode Inc.	(6,450)	(5,605)
Preferred dividends	-	(33)
Net loss attributable to common shareholders of Neonode Inc.	$(6,450)	$(5,638)

Loss per common share:
Basic and diluted loss per share	$(0.54)	$(0.56)
Basic and diluted – weighted average number of common shares outstanding	11,907	9,989

NEONODE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Years Ended
	December 31, 2021	December 31, 2020

Net loss including noncontrolling interests	$(7,268)	$(6,282)
Other comprehensive income (loss):
Foreign currency translation adjustments	(4)	235
Comprehensive loss	(7,272)	(6,047)
Less: Comprehensive loss attributable to noncontrolling interests	818	677
Comprehensive loss attributable to Neonode Inc.	$(6,454)	$(5,370)

NEONODE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except for Preferred Stock Shares Issued1)

	Preferred Stock Shares Issued	Preferred Stock Amount	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity

Balances, January 1, 2020	-	$-	9,171	$9	$197,543	$(639)	$(190,520)	$6,393	$(2,546)	$3,847

Issuance of shares for cash, net of offering costs	3,932	3,932	1,612	1	9,597	-	-	13,530	-	13,530

Series C-2 Preferred Stock issued for repayment of short-term borrowings and accrued interest	517	517	-	-	(1)	-	-	516	-	516

Conversion of Series C-1 and C-2. Preferred Stock to common stock	(4,449)	(4,449)	684	1	4,448	-	-	-	-	-

Preferred dividends	-	-	-	-	-	-	(33)	(33)	-	(33)

Stock-based compensation	-	-	37	1	76	-	-	77	-	77

Foreign currency translation adjustment	-	-	-	-	-	235	-	235	-	235

Net loss	-	-	-	-	-	-	(5,605)	(5,605)	(677)	(6,282)

Balances, December 31, 2020	-	-	11,504	12	211,663	(404)	(196,158)	15,113	(3,223)	11,890

Issuance of shares for cash, net of offering costs	-	-	2,044	2	15,060	-	-	15,062	-	15,062

Stock-based compensation	-	-	28	-	157	-	-	157	-	157

Foreign currency translation adjustment	-	-	-	-	-	(4)	-	(4)	-	(4)

Net loss	-	-	-	-	-	-	(6,450)	(6,450)	(818)	(7,268)

Balances, December 31, 2021	-	$-	13,576	$14	$226,880	$(408)	$(202,608)	$23,878	$(4,041)	$19,837

NEONODE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended
	December 31, 2021	December 31, 2020

Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(7,268)	$(6,282)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	157	77
Depreciation and amortization	632	767
Amortization of operating lease right-of-use assets	505	405
Loss on disposal of property and equipment	-	5
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	434	(394)
Projects in process	-	8
Inventory	(1,440)	(91)
Prepaid expenses and other current assets	247	(375)
Accounts payable and accrued expenses	(406)	444
Deferred revenues	(28)	64
Operating lease obligations	(511)	(380)

Net cash used in operating activities	(7,678)	(5,752)

Cash flows from investing activities:
Purchase of property and equipment	(67)	(60)
Sale of investment in joint venture	-	2

Net cash used in investing activities	(67)	(58)

Cash flow from financing activities:
Proceeds from issuance of preferred and common stock, net of offering costs	15,062	13,530
Preferred dividends	-	(33)
Proceeds from short-term borrowings	-	966
Proceeds from short-term tax credits	-	542
Payments on short-term borrowings	-	(516)
Payments on short-term tax credits	-	(557)
Principal payments on finance lease obligations	(487)	(321)
Net cash provided by financing activities	14,575	13,611

Effect of exchange rate changes on cash	80	315

Net change in cash	6,910	8,116

Cash at beginning of year	10,473	2,357

Cash at end of year	$17,383	$10,473

Supplemental disclosure of cash flow information:
Cash paid for interest	$15	$27
Cash paid for income taxes	$146	$59

Supplemental disclosure of non-cash investing and financing activities:
Short-term borrowings and accrued interest settled for Series C-2 Preferred Stock	$-	$516
Right-of-use asset obtained in exchange for lease obligations	$239	$864